      As filed with the Securities and Exchange Commission on May 9, 2002

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                    FORM 10

                                Amendment No. 3


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                               -----------------

                         Westwood Holdings Group, Inc.
            (Exact name of registrant as specified in its charter)

                               -----------------

                      Delaware                 75-2969997
                   (State or other          (I.R.S. Employer
                   jurisdiction of         Identification No.)
                  incorporation or
                    organization)

                        300 Crescent Court, Suite 1300
                              Dallas, Texas 75201
                                (214) 756-6900
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               -----------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of exchange on which each
     Title of each class to be so registered   class is to be registered
     ---------------------------------------   -------------------------
          Common Stock, $0.01 par value         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

                               -----------------

                       Copies of Communications Sent To:

                 David G. McLane              John B. McKnight
            Gardere Wynne Sewell LLP      Locke Liddell & Sapp LLP
           1601 Elm Street, Suite 3000  2200 Ross Avenue, Suite 2200
            Dallas, Texas 75201-4761         Dallas, Texas 75201
            Telephone: (214) 999-3000     Telephone: (214) 740-8000

                               -----------------

   EXPLANATORY NOTE: THIS REGISTRATION STATEMENT HAS BEEN PREPARED ON A PROSPECTIVE BASIS ON THE ASSUMPTION THAT, AMONG OTHER THINGS, THE SPIN-OFF (AS DESCRIBED IN THE INFORMATION STATEMENT WHICH IS A PART OF THIS REGISTRATION STATEMENT) AND THE RELATED TRANSACTIONS CONTEMPLATED TO OCCUR PRIOR TO OR CONTEMPORANEOUSLY WITH THE SPIN-OFF WILL BE CONSUMMATED AS CONTEMPLATED BY THE INFORMATION STATEMENT. THERE CAN BE NO ASSURANCE, HOWEVER, THAT ANY OR ALL OF SUCH TRANSACTIONS WILL OCCUR OR WILL OCCUR AS SO CONTEMPLATED. ANY SIGNIFICANT MODIFICATIONS OR VARIATIONS IN THE TRANSACTIONS CONTEMPLATED WILL BE REFLECTED IN AN AMENDMENT OR SUPPLEMENT TO THIS REGISTRATION STATEMENT.

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

                         WESTWOOD HOLDINGS GROUP, INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED IN FORM 10 BY REFERENCE

                         CROSS-REFERENCE SHEET BETWEEN
                  INFORMATION STATEMENT AND ITEMS OF FORM 10


Item No. Item Caption                                  Location in Information Statement
-------- ------------                                  ---------------------------------
Item 1.  Business                          "Summary," (pg. 1) "Risk Factors," (pg. 6) "Relationship
                                             Between SWS and Westwood After the Spin-off,"
                                             (pg. 24) "Management's Discussion and Analysis of
                                             Financial Condition and Results of Operations," (pg. 31)
                                             "Business" (pg. 37)
Item 2.  Financial Information             "Selected Consolidated Financial Data," (pg. 29)
                                             "Management's Discussion and Analysis of Financial
                                             Condition and Results of Operations" (pg. 31)
Item 3.  Properties                        "Business - Properties" (pg. 43)
Item 4.  Security Ownership of Certain     "Principal Stockholders" (pg. 52)
           Beneficial Owners and
           Management
Item 5.  Directors and Executive Officers  "Management" (pg. 44)
Item 6.  Executive Compensation            "Management" (pg. 44)
Item 7.  Certain Relationships and Related "Relationship Between SWS and Westwood After the Spin-
           Transactions                      off," (pg. 24) "Certain Relationships and Related
                                             Transactions" (pg. 54)
Item 8.  Legal Proceedings                 "Business - Legal Proceedings" (pg. 43)
Item 9.  Market Price and Dividends on the "Summary," (pg. 1) "Risk Factors," (pg. 6) "The Spin-off,"
           Registrant's Common Equity        (pg. 14) "Dividend Policy," (pg. 28) "Description of
           and Related Stockholder           Capital Stock" (pg. 55)
           Matters
Item 11. Description of Registrant's       "Description of Capital Stock" (pg. 55)
           Securities to be Registered
Item 12. Indemnification of Directors and  "Description of Capital Stock - Liability and
           Officers                          Indemnification of Directors and Officers" (pg. 57)
Item 13. Financial Statements and          "Selected Consolidated Financial Data," (pg. 29)
           Supplementary Data                "Consolidated Financial Statements" (pg. F-1)
Item 15. Financial Statements and Exhibits "Index to Consolidated Financial Statements" (pg. F-1)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.  Recent Sales of Unregistered Securities

   On December 14, 2001, in connection with the incorporation of Westwood Holdings Group, Inc. ("Westwood"), Westwood issued 5,372,310 shares of its common stock to SWS Group, Inc. in return for the contribution of all of the issued and outstanding capital stock of Westwood Management Corporation and Westwood Trust to Westwood. The exemption from registration was pursuant to
   Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated under the Securities Act on the basis that the transaction did not involve a public offering.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   None.

Item 15.  Financial Statements and Exhibits

   (b) Exhibits:


Exhibit
Number                                           Description
------                                           -----------

   2.1  Form of Distribution Agreement between SWS Group, Inc. and Westwood Holdings Group, Inc.**

   3.1  Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc.**

   3.2  Amended and Restated Bylaws of Westwood Holdings Group, Inc.**

   4.1  Form of Common Stock Certificate of Westwood Holdings Group, Inc.**

   8.1  Tax Opinion from Gardere Wynne Sewell LLP**

  10.1  Westwood Holdings Group, Inc. Stock Incentive Plan**

  10.2  Westwood Holdings Group, Inc. Deferred Compensation Plan**

  10.3  Form of Tax Separation Agreement between SWS Group, Inc. and Westwood Holdings Group,
          Inc.**

  10.4  Form of Transition Services Agreement between SWS Group, Inc., Westwood Management
          Corporation and Westwood Trust**

  10.5  Promissory Note and Pledge Agreement between Susan Byrne and Westwood Holdings Group,
          Inc.**

  10.6  Promissory Note and Pledge Agreement between Brian Casey and Westwood Holdings Group,
          Inc.**

  10.7  Promissory Note and Pledge Agreement between Patricia Fraze and Westwood Holdings
          Group, Inc.**

  10.8  Promissory Note and Pledge Agreement between Lynda Calkin and Westwood Holdings
          Group, Inc.**

  10.9  Promissory Note and Pledge Agreement between Joyce Schaer and Westwood Holdings
          Group, Inc.**

 10.10  Office Lease between Westwood Management Corporation and Crescent Real Estate Funding I, L.P.,
          dated as of April 4, 1990, and amendment thereto**

 10.11  Software License Agreement between Infovisa and Westwood Trust, dated as of December 1,
          2001**

 10.12  Software License and Support Agreement between Advent Software, Inc. and Westwood
          Management Corporation, dated as of December 30, 1996**

  21.1  Subsidiaries**

  23.1  Consent of Gardere Wynne Sewell LLP (included in Exhibit 8.1)**

  99.1  Information Statement of SWS Group, Inc.*

  99.2  Letter from Westwood Holdings Group, Inc. regarding representations from Arthur Andersen LLP*

--------
*  Filed herewith.
** Previously filed.

                                  SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               WESTWOOD HOLDINGS GROUP, INC.

                                               By:      /s/  SUSAN M. BYRNE
                                                   -----------------------------
                                                       Susan M. Byrne, Chief
                                                         Executive Officer

Dated May 9, 2002